UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 5, 2013

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As described below under Item 5.07, at the annual meeting of stockholders of TSS, Inc. (then known as Fortress International Group, Inc.) (the “Company”) held on June 5, 2013 (the “2013 Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), which changed its corporate name from “Fortress International Group, Inc.” to “TSS, Inc.”. The Certificate of Amendment was filed with the Delaware Secretary of State on June 5, 2013, with an effective date of June 6, 2013. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Six proposals were submitted to the stockholders of the Company for their approval at the 2013 Annual Meeting held on June 5, 2013, which proposals are described in detail in the Company’s proxy statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on April 26, 2013. The final results of voting for each matter submitted to a vote of the stockholders at the meeting were as follows:

1.          The stockholders of the Company elected one Class II director to serve a three-year term expiring in 2016. The final results of voting regarding this proposal were as follows:

Name	For	Withheld	Broker Non-Votes
Anthony Angelini	7,894,656	191,129	4,758,683

          2.          The stockholders of the Company voted to approve an amendment to the Company’s Certificate of Incorporation to change the Company’s corporate name. The final results regarding this proposal were as follows:

For	Against	Abstain
12,670,791	52,546	121,131

3.          Holders of 66 2/3% of the Company’s common stock did not vote in favor of an amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors of the Company by eliminating its three classes and to provide for an annual election of directors. The final results regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
7,997,306	40,998	47,481	4,758,683

4.          The stockholders of the Company voted to approve, on an advisory basis, the compensation of the Company’s named executive officers. The final results regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
7,625,442	460,323	20	4,758,683

5.          The stockholders of the Company voted to recommend, on an advisory basis, that the Company should conduct future advisory votes on the compensation of the Company’s named executive officers every three years. The final results regarding this proposal were as follows:

Every Year	Every Two Years	Every Three Years	Broker Non-Votes
3,085,560	128,052	4,867,653	4,763,203

6.          The stockholders of the Company voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The final results of voting regarding this proposal were as follows:

For	Against	Abstain
11,398,649	1,396,773	49,046

Item 7.01	Regulation FD Disclosure

The Company submitted documentation to the Financial Industry Regulatory Authority to announce the corporate name change and request a trading symbol change. Effective at the open of business on June 10, 2013, the new trading symbol for the Company will be “TSSI”. The new CUSIP number is 87288V101.

On June 7, 2013, the Company issued a press release announcing the new corporate name, the new trading symbol and certain grants of stock options. A copy of the press release is being furnished herewith as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in a filing.

Statements contained in this report contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “prospects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risk relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating to the possible cancellation of customer contracts on short notice; risks relating to our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

3.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, dated effective June 6, 2013.

99.1	Press Release, dated June 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Maura McNerney
Maura McNerney
Chief Financial Officer

Date: June 7, 2013